Exhibit 99.8

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Business Review Day

Asset Services

Jana Turner
President

March 23, 2005

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2004 Total Americas Revenue Percentages

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Overview

Asset Services provides a strategic approach to maximizing the long term value of commercial assets for investment owners

Services include:

•                  Property Management

•                  Leasing

•                  Project Management

•                  Tenant Relations

•                  Technical/ Engineering

•                  Procurement

•                  Financial/ Accounting

•                  Risk Management

Organization

Organized by geography and client relationships.

•                  Private Market Clients – East and West Regions

•                  Strategic Accounts – Top 15 clients – Multi-market requirements

•                  Shared Services Team

JANA TURNER President

Strategic Accounts	West Region	East Region

SHARED SERVICES TEAM	Marketing	Information Technology	Division Accounting	Client Accounting

Human Resources	Operations/Quality Management	Project Management	Technical/Engineering Procurement

Statistics – Portfolio Distribution

422 Million Sq.Ft.*

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* Includes Joint Venture and Partner Office Statistics

Statistics – Client Account Base

	Square Feet (000)	% of Total
Private Market	291,000	69%
Strategic Accounts	131,000	31%

Statistics – Revenue Distribution

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Key Business Drivers

•                  Consolidation of Service Providers

•                  Outsourcing by Private Market Clients/REITS

•                  Active Investment Sales Environment

2005 Strategic Priorities

•                  Continue to focus on robust and meaningful account management program for Strategic and Emerging Clients

•                  Search out Property and Project Management acquisitions in major markets

•                  Recruitment, retention and performance management of key employees who will grow revenues and margins

•                  Industry penetration of new marketing and management technology tool – AXIS Portal

•                  Drive further cost efficiencies from Shared Services divisions

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